UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 31, 2023

TONIX PHARMACEUTICALS HOLDING CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-36019	26-1434750
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Main Street, Chatham, New Jersey 07928

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (862) 904-8182

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TNXP	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Regulation FD Disclosure.

On March 31, 2023, Tonix Pharmaceuticals Holding Corp. (the “Company”) received a letter (the “Notice”) from the Listing Qualifications staff of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, based upon the closing bid price of the Company’s common stock for the last 30 consecutive business days, the Company no longer meets the requirement to maintain a minimum bid price of $1 per share, as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”).

In accordance with Nasdaq listing rules, the Company has been provided a period of 180 calendar days, or until September 27, 2023, in which to regain compliance. In order to regain compliance with the Minimum Bid Price Requirement, the closing bid price of the Company’s common stock must be at least $1 per share for a minimum of ten consecutive business days during this 180-day period. In the event that the Company does not regain compliance within this 180-day period, the Company may be eligible to seek an additional compliance period of 180 calendar days if it meets the continued listing requirement for market value of publicly held shares and all other initial listing standards for the Nasdaq Capital Market, with the exception of the Minimum Bid Price Requirement, and provides written notice to Nasdaq of its intent to cure the deficiency during this second compliance period, by effecting a reverse stock split, if necessary. However, if it appears to the Nasdaq Staff that the Company will not be able to cure the deficiency, or if the Company is otherwise not eligible, Nasdaq will provide notice to the Company that its common stock will be subject to delisting.

The Notice does not result in the immediate delisting of the Company’s common stock from the Nasdaq Capital Market. The Company intends to monitor the closing bid price of the Company’s common stock to allow a reasonable period for the price to rebound from its recent decline but will continue to consider its available options to regain compliance. There can be no assurance that the Company will be able to regain compliance with the minimum bid price requirement or maintain compliance with the other listing requirements.

Item 7.01	Regulation FD Disclosure.

On April 4, 2023, the Company announced that it is reallocating resources and cash to streamline its pipeline and focus on its mid- and late-stage clinical programs within its core central nervous system ("CNS") portfolio. A copy of the press release which discusses this matter is furnished hereto as Exhibit 99.02, and incorporated herein by reference.

The Company updated its investor presentation, which is used to conduct meetings with investors, stockholders and analysts and at investor conferences, and which the Company intends to place on its website, which may contain nonpublic information. A copy of the presentation is filed as Exhibit 99.01 hereto and incorporated herein by reference. On April 4, 2023, the Company announced it is reallocating resources and cash to streamline its pipeline and focus on its mid- and late-stage clinical programs within its core central nervous system (“CNS”) portfolio. A copy of the press release which discusses this matter is furnished hereto as Exhibit 99.02, and incorporated herein by reference.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.01 and 99.02 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the United States Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the United States Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01.	Other Events.

On April 4, 2023, the Company announced that it is reallocating resources and cash to streamline its pipeline and focus on its mid- and late-stage clinical programs within its core CNS portfolio, including the advancement of late and mid-stage clinical fibromyalgia, depression, migraine, and cocaine intoxication studies. The Company is delaying the start of a Phase 3 study of its TNX-102 SL (sublingual cyclobenzaprine tablets) product candidate for post-traumatic stress disorder in Kenya. As the Company has already received regulatory clearance for this study, it expects to be able to rapidly restart the program at the appropriate time. The Company is discontinuing the enrollment of new patients in a Phase 2 clinical trial for TNX-102 SL in fibromyalgia-type Long COVID, and will follow the approximately 60 patients enrolled to date in this study to completion. Topline data for this study are expected to be reported in the third quarter of 2023. The Company believes that the data from this study may guide future development and support grant applications.

The Company is continuing to advance the development of its TNX-801 (live virus vaccine to protect against smallpox and mpox) vaccine candidate, and its portfolio of potential broad-spectrum antiviral agents, including the direct antiviral engineered proteins of its TNX-4000 product candidate, and the host-directed antiviral series of molecules of its TNX-3900 product candidate. The Company will also continue work on the recombinant pox virus platform vector technology as a platform for rapid response to new pathogens, rather than specifically on its TNX-1800 and TNX-1850 vaccine candidates for COVID-19. Near-term preclinical work on other COVID-19 related programs, including the anti-COVID antibody candidates TNX-3600, TNX-3800 and TNX-4100, will be deprioritized.

The Company will continue development of its TNX-1500 (a third generation anti-CD40L monoclonal antibody for prophylaxis of organ transplant rejection and treatment of autoimmune disorders) and TNX-2900 (intranasal potentiated oxytocin), a small peptide for the treatment of hyperphagia in Prader-Willi syndrome, product candidates.

Key anticipated milestones during 2023 are:

●	Interim analysis results of Phase 3 RESILIENT study of TNX-102 SL for fibromyalgia in the second quarter of 2023.
●	Interim analysis results of Phase 2 PREVENTION study of the TNX-1900 (intranasal potentiated oxytocin) product candidate for chronic migraine in the fourth quarter of 2023.
●	Interim analysis results of Phase 2 UPLIFT study of the TNX-601 ER (tianeptine hemioxalate extended-release tablets) product candidate for major depressive disorder in the fourth quarter of 2023.
●	Topline results of Phase 3 RESILIENT study of TNX-102 SL for fibromyalgia in the fourth quarter of 2023.
●	Initiate enrollment in a potentially pivotal Phase 2 study of the TNX-1300 (recombinant double-mutant cocaine esterase for injection) product candidate for the emergency room reversal of the effects of cocaine intoxication.

Forward- Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the Company’s product development, clinical trials, clinical and regulatory timelines, market opportunity, competitive position, possible or assumed future results of operations, business strategies, potential growth opportunities and other statement that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company’s filings with the SEC. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit No.	Description.
	99.01	Press release of the Company, April 4, 2023
	99.02	Corporate Presentation by the Company for April 2023
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TONIX PHARMACEUTICALS HOLDING CORP.

Date: April 4, 2023	By:	/s/ Bradley Saenger
Bradley Saenger
Chief Financial Officer